Exhibit 4.3

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                                     FORM OF

                          TRIZECHAHN (USA) CORPORATION

                                       AND

                                [CUSTODIAN NAME]

                                  As Custodian

                                       AND

              OWNERS AND BENEFICIAL OWNERS OF EXCHANGE CERTIFICATES


                                Custody Agreement








                       Dated as of _________________, 2002









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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.    Beneficial Owner.............................................2

SECTION 1.02.    Certificate Account..........................................2

SECTION 1.03.    Commission...................................................2

SECTION 1.04.    Company......................................................2

SECTION 1.05.    Consultation.................................................2

SECTION 1.06.    Corporate Trust Office.......................................2

SECTION 1.07.    Custodian....................................................3

SECTION 1.08.    Custody Agreement............................................3

SECTION 1.09.    Disposition Proceeds.........................................3

SECTION 1.10.    Exchange Certificates........................................3

SECTION 1.11.    Exchange Period..............................................3

SECTION 1.12.    Final Exchange Date..........................................3

SECTION 1.13.    Market Agent.................................................3

SECTION 1.14.    Market Agent Agreement.......................................3

SECTION 1.15.    Original Issue Date..........................................3

SECTION 1.16.    Original Shareholder.........................................4

SECTION 1.17.    Owner........................................................4

SECTION 1.18.    Plan of Arrangement..........................................4

SECTION 1.19.    Principal Market.............................................4

SECTION 1.20.    Registrar....................................................4

SECTION 1.21.    Securities Act...............................................4

SECTION 1.22.    Shares.......................................................5

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SECTION 1.23.    Trading Day..................................................5

SECTION 1.24.    Underlying Shares............................................5

SECTION 1.25.    U.S. Person Certification....................................5

                                   ARTICLE II

         FORM OF EXCHANGE CERTIFICATES, CUSTODY OF SHARES, EXECUTION AND
            DELIVERY, TRANSFER AND SURRENDER OF EXCHANGE CERTIFICATES

SECTION 2.01.    Form and Transferability of Exchange Certificates............5

SECTION 2.02.    Custody of Shares............................................6

SECTION 2.03.    Execution and Delivery of Exchange Certificates..............6

SECTION 2.04.    Transfer of Exchange Certificates; Combination and Split-
                 up of Exchange Certificates..................................6

SECTION 2.05.    Delivery of Underlying Shares to Holders of Exchange
                 Certificates.................................................7

SECTION 2.06.    Limitations on Execution and Delivery, Transfer and
                 Surrender of Exchange Certificates...........................8

SECTION 2.07.    Lost Exchange Certificates, etc..............................8

SECTION 2.08.    Cancellation and Destruction of Surrendered Exchange
                 Certificates.................................................9

                                   ARTICLE III

                  CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL
                         OWNERS OF EXCHANGE CERTIFICATES

SECTION 3.01.    Filing Proofs, Certificates and Other Information............9

SECTION 3.02.    Liability of Owner or Beneficial Owner for Taxes and
                 Market Agent Fees............................................9

SECTION 3.03.    Disclosure of Beneficial Ownership of Exchange
                 Certificates................................................10

                                   ARTICLE IV
                              THE UNDERLYING SHARES

SECTION 4.01.    Cash Distributions..........................................10

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SECTION 4.02.    Fixing of Record Date.......................................10

SECTION 4.03.    Voting Rights of Underlying Shares..........................11

SECTION 4.04.    Reports.....................................................11

SECTION 4.05.    Lists of Owners.............................................11

                                    ARTICLE V
                          THE CUSTODIAN AND THE COMPANY

SECTION 5.01.    Maintenance of Office and Transfer Books by the
                 Custodian; Certificate Account..............................12

SECTION 5.02.    Prevention or Delay in Performance by the Custodian or
                 the Company.................................................13

SECTION 5.03.    Obligations of the Custodian and the Company................13

SECTION 5.04.    Resignation and Removal of the Custodian....................14

SECTION 5.05.    Notices and Reports.........................................14

SECTION 5.06.    Indemnification.............................................15

SECTION 5.07.    Charges of Custodian........................................16

SECTION 5.08.    Retention of Custodian Documents............................16

SECTION 5.09.    No Changes to Underlying Shares and Non-Cash
                 Distributions...............................................16

SECTION 5.10.    Warranties on the Underlying of Shares......................17

                                   ARTICLE VI
                     MARKET AGENT; SALE OF UNDERLYING SHARES

SECTION 6.01.    Appointment of Market Agent.................................17

SECTION 6.02.    Sale of Underlying Shares...................................18

SECTION 6.03.    Sale Procedures.............................................18

SECTION 6.04.    Distribution of Disposition Proceeds........................18

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

SECTION 7.01.    Amendment...................................................19

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SECTION 7.02.    Termination.................................................19

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01.    Counterparts................................................20

SECTION 8.02.    No Third Party Beneficiaries................................20

SECTION 8.03.    Severability................................................20

SECTION 8.04.    Owners and Beneficial Owners as Parties; Binding Effect.....20

SECTION 8.05.    Notices.....................................................20

SECTION 8.06.    Governing Law...............................................21

SECTION 8.07.    Entire Agreement............................................21



EXHIBITS

EXHIBIT A - Form of Exchange Certificate

EXHIBIT B - Form of Market Agent Agreement

EXHIBIT C - Form of U.S. Person Certification


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                                CUSTODY AGREEMENT

          This CUSTODY AGREEMENT dated as of _______________, 2002 is among TrizecHahn (USA) Corporation, a Delaware Corporation (the "Company"), [CUSTODIAN NAME], a ___________ (the "Custodian"), and all Owners and Beneficial Owners from time to time of Exchange Certificates (as defined below).

                             W I T N E S S E T H :

          WHEREAS, on and pursuant to the terms of a plan of arrangement pursuant to the Business Corporations Act (Ontario) effective on the date hereof (the "Plan of Arrangement"), shareholders of Trizec Hahn Corporation will exchange their shares for shares of Trizec Canada Inc. and/or for the Company's Shares (as hereinafter defined); and

          WHEREAS, in order to comply with the Company's certificate of incorporation and the limitations set forth therein on ownership of the Shares by persons other than U.S. Persons (as defined in the Company's certificate of incorporation), it is a term of the Plan of Arrangement that persons acquiring shares of the Company's common stock pursuant to the Plan of Arrangement must be U.S. Persons; and

          WHEREAS, in order to ensure that only U.S. Persons receive Shares pursuant to the Plan of Arrangement, 4007069 Canada Inc., incorporated under the Canada Business Corporations Act ("Subco"), has agreed with the Company to transfer the Underlying Shares (as hereinafter defined), into the custody of the Custodian (as hereinafter defined), and the Company has agreed with Subco to execute and issue Exchange Certificates and deliver such Exchange Certificates to Subco for further delivery to persons who have not certified U.S. Person status but who otherwise would acquire Shares, all pursuant to the terms of the Plan of Arrangement; and

          WHEREAS, the parties hereto desire to provide, as hereinafter set forth in this Custody Agreement, for the transfer of the Underlying Shares into the custody of the Custodian during the Exchange Period (as hereinafter defined) for the purposes set forth in this Custody Agreement, for the issuance and delivery of Exchange Certificates representing such Underlying Shares, for the holding of the Underlying Shares by the Custodian for the benefit of the Owners (as hereinafter defined) of the Exchange Certificates on the terms set forth in this Custody Agreement, for the delivery of the Underlying Shares to holders of the Exchange Certificates on the conditions set forth in this Custody Agreement during the Exchange Period and for the orderly disposition of any remaining Underlying Shares after the Final Exchange Date (as hereinafter defined); and

          WHEREAS, the Exchange Certificates are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Custody Agreement;

          NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound hereby, the parties hereto agree as follows:

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                                   ARTICLE I

                                   DEFINITIONS

          The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Custody Agreement:

          SECTION 1.01. Beneficial Owner.

          The term "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the Underlying Shares represented by the Exchange Certificates.

          SECTION 1.02. Certificate Account.

          The term "Certificate Account" shall mean a trust account maintained by the Custodian as a segregated account and held by a federal or state chartered depository institution or trust company in trust for the benefit of the Owners and the Beneficial Owners specifically for the purpose of holding any monies received and held by the Custodian for the benefit of the Owners and the Beneficial Owners pursuant to this Custody Agreement as a result of the Custodian's custody of the Underlying Shares; provided, however, that such depository institution or trust company has a long-term rating in one of the four highest categories of any major, national credit rating agency.

          SECTION 1.03. Commission.

          The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

          SECTION 1.04. Company.

          The term "Company" shall have the meaning set forth in the first paragraph of this Custody Agreement.

          SECTION 1.05. Consultation

          The term "Consultation" shall mean the good faith attempt by the Custodian to discuss, if practicable, the relevant issue in a timely manner with a person employed by the Company reasonably believed by the Custodian to be empowered by the Company to engage in such discussion on behalf of the Company.

          SECTION 1.06. Corporate Trust Office.

          The term "Corporate Trust Office," when used with respect to the Custodian, shall mean the office of the Custodian that at the date of this Custody Agreement is ________________________[Custodian address], and, when used with respect to the Registrar, shall mean the office of the Registrar that is located in the Borough of Manhattan, The City of New York.

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          SECTION 1.07. Custodian.

          The term "Custodian" shall have the meaning set forth in the first paragraph of this Custody Agreement.

          SECTION 1.08. Custody Agreement.

          The term "Custody Agreement" shall mean this agreement, as the same may be amended from time to time in accordance with the provisions hereof.

          SECTION 1.09. Disposition Proceeds.

          The term "Disposition Proceeds" shall mean any amounts received by the Custodian in connection with the sale of an Underlying Share pursuant to Section
6.02 hereof, net of related expenses.

          SECTION 1.10. Exchange Certificates.

          The term "Exchange Certificates" shall mean the exchange certificates issued by the Company representing Underlying Shares that the Owner thereof may receive subject to the terms and conditions contained in this Custody Agreement.

          SECTION 1.11. Exchange Period.

          The term "Exchange Period" shall mean the period beginning on the first Trading Day following the Original Issue Date and ending on the Final Exchange Date.

          SECTION 1.12. Final Exchange Date.

          The term "Final Exchange Date" shall mean the date that is the 90th day after the Original Issue Date; provided, however, that if such date is not a Trading Day, then the next following Trading Day shall be deemed to be the Final Exchange Date.

          SECTION 1.13. Market Agent.

          The term "Market Agent" shall mean the market agent appointed pursuant to Section 6.01 hereof, and its successors or assigns.

          SECTION 1.14. Market Agent Agreement.

          The term "Market Agent Agreement" shall mean the agreement entered into by the parties hereto with a Market Agent pursuant to Section 6.01 hereof, the form of which is attached hereto as Exhibit B, and any similar agreement with a successor Market Agent, in each case as from time to time amended or supplemented.

          SECTION 1.15. Original Issue Date.

          The term "Original Issue Date" shall mean the date on which the Original Shareholder first transfers the Underlying Shares into the custody of the Custodian pursuant to

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Section 2.02 hereof and on which the Company first executes and issues and the
Custodian or the Registrar, if any, delivers Exchange Certificates to their respective Owners.

          SECTION 1.16. Original Shareholder.

          The term "Original Shareholder" shall mean the record owner of the Underlying Shares immediately before the Underlying Shares are transferred into the custody of the Custodian.

          SECTION 1.17. Owner.

          The term "Owner" shall mean any person in whose name an Exchange Certificate is registered on the books of the Custodian or the Registrar, if any, maintained for such purpose.

          SECTION 1.18. Plan of Arrangement.

          The term "Plan of Arrangement" shall have the meaning set forth in the first whereas clause hereof.

          SECTION 1.19. Principal Market.

          The term "Principal Market" for either the Underlying Shares or the Exchange Certificates shall mean (a) if the relevant security is listed or admitted to trading on the New York Stock Exchange, the New York Stock Exchange,
(b) if such security is not listed or admitted to trading on the New York Stock Exchange, but is listed or admitted to trading on The Nasdaq Stock Market, Inc., The Nasdaq Stock Market, Inc.; or (c) if such security is not listed or admitted to trading on either of the New York Stock Exchange or The Nasdaq Stock Market, Inc. then such other securities exchange or over-the-counter market in the United States, or national quotations system in the United States, on or over which such security trades, as the Board of Directors of the Company may determine.

          SECTION 1.20. Registrar.

          The term "Registrar" shall mean, subject to any applicable rule or regulation of any securities market upon which the Exchange Certificates may be traded, any bank or trust company having an office in the Borough of Manhattan, The City of New York, that shall be appointed by the Custodian upon the request or with the approval of the Company to register Exchange Certificates and transfers of Exchange Certificates as herein provided and shall include the Custodian and any co-Registrar appointed by the Custodian upon the request, or with the approval, of the Company, for such purposes.

          SECTION 1.21. Securities Act.

          The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

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          SECTION 1.22. Shares.

          The term "Shares" shall mean shares of the Company's common stock, par value $0.01, heretofore validly issued and outstanding and fully paid, non-assessable and free of any preemptive rights of the owners of outstanding Shares.

          SECTION 1.23. Trading Day.

          The term "Trading Day" shall mean a day on which the Principal Market is open for the transaction of business or, if none of the relevant securities are listed or admitted to trading on any securities exchange in the United States, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          SECTION 1.24. Underlying Shares.

          The term "Underlying Shares" as of any time shall mean the Shares that are transferred into the custody of the Custodian under this Custody Agreement by the Original Shareholder and that are held by the Custodian at that time.

          SECTION 1.25. U.S. Person Certification.

          The term "U.S. Person Certification" means a certification in substantially the form attached hereto as Exhibit C, or such other documentary proof that demonstrates to the satisfaction of the Company that the relevant Owner is a "U.S. Person" as such term is defined in the Company's certificate of incorporation.

                                   ARTICLE II

         FORM OF EXCHANGE CERTIFICATES, CUSTODY OF SHARES, EXECUTION AND
            DELIVERY, TRANSFER AND SURRENDER OF EXCHANGE CERTIFICATES


          SECTION 2.01. Form and Transferability of Exchange Certificates.

          Subject to the requirements of any applicable rule or regulation of any securities market upon which the Exchange Certificates may be traded, the Exchange Certificates shall be in such form as may be agreed upon by the Company and the Custodian, and in any event the Exchange Certificates shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifications and omissions as hereinafter provided. No Exchange Certificate shall entitle the holder to any benefits under this Custody Agreement or be valid or obligatory for any purpose, unless such Exchange Certificate shall have been issued, dated and executed by the Company by the manual signature of a duly authorized signatory of the Company; provided, however, that such signature may be a facsimile if such Exchange Certificate is countersigned by the manual signature of a duly authorized officer of the Custodian, or of the Registrar, if a Registrar for the Exchange Certificates shall have been appointed, and dated by such signatory. The Custodian shall maintain books on which each Exchange Certificate so executed and delivered as hereinafter provided and the transfer of each

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such Exchange Certificate shall be registered; provided, however, that if a
Registrar has been appointed then such books shall be maintained by the Registrar. Exchange Certificates bearing the manual or facsimile signature of a duly authorized signatory of the Company who was at the time of signature a proper signatory of the Company shall bind the Company and the Custodian, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Exchange Certificates by the Custodian or the Registrar, if any, or did not hold such office on the date of issuance of such Exchange Certificates.

          The Exchange Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions hereof as may be required by the Company, or the Custodian, or the Registrar, if any, or required to comply with any applicable U.S. or foreign law or governmental regulations or with the rules and regulations of any securities exchange upon which Exchange Certificates may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Exchange Certificates may be subject.

          Title to an Exchange Certificate, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Custodian, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Custody Agreement and for all other purposes.

          SECTION 2.02. Custody of Shares.

          Subject to the terms and conditions hereof, the Custodian shall have custody of the Underlying Shares on behalf of the Owners and Beneficial Owners. The Company shall ensure that the Custodian shall receive any and all appropriate documentation, in form satisfactory to the Custodian, together with all such certifications as may be required by the Custodian in accordance with the provisions hereof, to establish such custody. Custody of the Underlying Shares shall be held by the Custodian at such place or places as the Custodian shall determine.

          SECTION 2.03. Execution and Delivery of Exchange Certificates.

          On the Original Issue Date, the Company shall duly execute and issue and the Custodian or the Registrar, if any, shall deliver the Exchange Certificates to Subco for delivery to their respective Owners.

          SECTION 2.04. Transfer of Exchange Certificates; Combination and Split-up of Exchange Certificates.

          The Custodian, subject to the terms and conditions hereof, shall register transfers of Exchange Certificates on its transfer books during the Exchange Period, upon receipt of proper documentation therefor requested by the Custodian, including without limitation surrender of an Exchange Certificate, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may

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be required by the laws of the State of New York and of the United States of
America. Thereupon the Company shall execute a new Exchange Certificate or Exchange Certificates and the Custodian or the Registrar, if any, shall deliver the same to or upon the order of the person or persons entitled thereto subject to the receipt of any certifications the Custodian or the Company may require to comply with all U.S. or foreign laws or governmental regulations.

          The Company, subject to the terms and conditions hereof, shall upon surrender of an Exchange Certificate or Exchange Certificates during the Exchange Period for the purpose of effecting a split-up or combination of such Exchange Certificate or Exchange Certificates, execute, and the Custodian or the Registrar, if any, shall deliver to the Owner entitled thereto a new Exchange Certificate or Exchange Certificates for any authorized whole number of Underlying Shares represented by Exchange Certificates requested, evidencing the same aggregate number of Underlying Shares represented by Exchange Certificates as the Exchange Certificate or Exchange Certificates surrendered.

          The Custodian may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Exchange Certificates at designated transfer offices on behalf of the Custodian. Such appointment shall not be effective unless each co-transfer agent appointed under this Section 2.04 accepts such appointment in writing and agrees to be bound by the applicable terms hereof. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable U.S. or foreign laws or governmental regulations and other requirements by Owners or persons entitled to Exchange Certificates and will be entitled to protection and indemnity to the same extent as the Custodian.

          SECTION 2.05. Delivery of Underlying Shares to Holders of Exchange Certificates.

          An Owner shall be entitled during the Exchange Period to delivery to him of all, but not less than all, of the Underlying Shares represented by such Owner's Exchange Certificate, upon meeting the following conditions:

          (a) surrender during the Exchange Period at the Corporate Trust Office of the Custodian of such Exchange Certificate against delivery of all, but not less than all, of the Underlying Shares represented by such Exchange Certificate;

          (b) providing the U.S. Person Certification relating to such Owner to the Custodian at the time of such surrender; and

          (c) payment of all taxes and governmental charges payable in connection with such surrender and exchange.

          Delivery of Underlying Shares may be made by the delivery of stock certificates in the name of such Owner or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer to such Owner. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

          Any Exchange Certificate surrendered for such purposes may be required by the Custodian to be properly endorsed in blank or accompanied by proper instruments of transfer in

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blank, and if the Custodian so requires, the Owner thereof shall execute and deliver to the Custodian a written order directing the Custodian deliver all, but not less than all, of the Underlying Shares represented by such Exchange Certificate to such Owner.

          SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Exchange Certificates.

          As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Exchange Certificate or exchange for any Underlying Shares, the Custodian or the Registrar, if any, may require payment from the presenter of the Exchange Certificate of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being exchanged), may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Custodian may establish consistent with the provisions hereof, including, without limitation, this Section 2.06 hereof.

          The registration of transfer of outstanding Exchange Certificates generally may be suspended during any period when the transfer books of the Custodian are closed, or if any such action is deemed necessary or advisable by the Custodian or the Company at any time or from time to time because of any applicable U.S. or foreign law or governmental regulation or requirement of any government or governmental agency or authority, or under any provision hereof, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Custody Agreement, the surrender of outstanding Exchange Certificates in exchange for Underlying Shares may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Custodian or the Company in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Exchange Certificates or to the exchange of Exchange Certificates for the Underlying Shares.

          SECTION 2.07. Lost Exchange Certificates, etc.

          In case any Exchange Certificate shall be mutilated, destroyed, lost or stolen, the Custodian shall notify the Company and the Company shall execute and the Custodian or the Registrar, if any, shall deliver to the relevant Owner a new Exchange Certificate of like tenor in exchange and substitution for such mutilated Exchange Certificate upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Exchange Certificate. Before the Company shall execute and the Custodian or the Registrar, if any, shall deliver a new Exchange Certificate in substitution for a destroyed, lost or stolen Exchange Certificate, the Owner of such destroyed, lost or stolen Exchange Certificate shall have (a) filed with the Custodian (i) a request for such execution and delivery before the Custodian has notice that the Exchange Certificate has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Custodian or the Company.

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          SECTION 2.08. Cancellation and Destruction of Surrendered Exchange
Certificates.

          All Exchange Certificates surrendered to the Custodian pursuant to
Section 2.04, 2.05 or 2.07 hereof shall be cancelled by the Custodian and the Custodian shall give notice of such cancellation to the Company. The Custodian shall destroy Exchange Certificates so cancelled. Cancelled Exchange Certificates shall not be entitled to any benefits under this Custody Agreement or be valid or enforceable for any purpose.

                                  ARTICLE III

                  CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL
                         OWNERS OF EXCHANGE CERTIFICATES


          SECTION 3.01. Filing Proofs, Certificates and Other Information.

          Any Owner or Beneficial Owner may be required from time to time (i) to file with the Custodian such proof of citizenship or residence, or such information relating to the registration of Exchange Certificates on the books of the Custodian or the Registrar, if any, (ii) to execute such certificates and
(iii) to make such representations and warranties, in each case as the Custodian or the Company may deem necessary or proper. The Custodian may, and shall if reasonably requested by the Company, withhold the delivery or registration of transfer of any Exchange Certificate or the distribution of the proceeds of the sale thereof or the delivery of any Underlying Shares until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Custodian shall provide the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Custodian pursuant to this
Section 3.01.

          SECTION 3.02. Liability of Owner or Beneficial Owner for Taxes and Market Agent Fees.

          If any tax or other governmental charge shall become payable with respect to any Exchange Certificate or any Underlying Shares represented by any Exchange Certificate, such tax or other governmental charge shall be payable by the respective Owner or Beneficial Owner to the Custodian. The Custodian may refuse to effect any transfer of such Exchange Certificate or any delivery of Underlying Shares until such payment is made, and may withhold any dividends or other distributions, and may apply such dividends or other distributions or the proceeds of any sale in payment of such tax or other governmental charge and the respective Owner or Beneficial Owner shall remain liable for any deficiency.

          Additionally, if any fees shall become payable to the Market Agent with respect to any sale of Underlying Shares represented by any Exchange Certificate pursuant to the Market Agent Agreement, such fees shall be payable by the respective Owner or Beneficial Owner and shall be deducted from the net proceeds of such sale.

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          SECTION 3.03. Disclosure of Beneficial Ownership of Exchange
Certificates.

          The Company and the Custodian may from time to time request Owners or former Owners to provide information as to the capacity in which they hold or held Exchange Certificates and regarding the identity of any other persons then or previously interested in such Exchange Certificates and various other matters. Each such Owner agrees to provide any such information reasonably requested by the Company or the Custodian pursuant to this Section 3.03 and such agreement shall survive any disposition of such Owner's interest in Underlying Shares or Exchange Certificates. The Custodian agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Custodian forward any such requests to such Owners and, in the case of former Owners, to the last known address, if any, of such former Owners and to forward to the Company any responses to such requests received by the Custodian, and to use its reasonable efforts, at the Company's request, to assist the Company in obtaining such information with respect to the Exchange Certificates; provided that nothing herein shall be interpreted as obligating the Custodian to provide or obtain any such information not provided to the Custodian by such Owners or former Owners.

                                   ARTICLE IV

                              THE UNDERLYING SHARES

          SECTION 4.01. Cash Distributions.

          Whenever the Custodian shall receive any cash dividend or other cash distribution on any Underlying Shares, the Custodian shall as promptly as practicable distribute the amount thus received to the Owners entitled thereto, on a pro-rata basis based on the number of Underlying Shares represented by Exchange Certificates held by them respectively; provided, however, that in the event that the Company or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes payable by any Owner, the amount distributed to such Owner shall be reduced accordingly. The Company or its agent will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency. The Custodian will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Custodian or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners.

          SECTION 4.02. Fixing of Record Date.

          Whenever any cash dividend or other cash distribution shall become payable, including but not limited to a distribution of Disposition Proceeds, or whenever the Custodian shall find it necessary or convenient, the Custodian shall fix a record date for the determination of the Owners who shall be entitled to receive such dividend or other cash distribution, including Distribution Proceeds. The record date with respect to any dividend shall be the same date as is set by the Company as the record date for such dividend. Other record dates shall be fixed only after Consultation with the Company. Subject to the provisions of Section 4.01 hereof and to the other terms and conditions hereof, the Owners on such record date shall be entitled to receive the amount distributable by the Custodian with respect to such dividend or other cash distribution on a pro-rata basis (subject to the withholding of taxes) based on the number of Underlying Shares represented by Exchange Certificates held by them respectively.

          SECTION 4.03. Voting Rights of Underlying Shares.

          Upon receipt of notice of any meeting of holders of Shares, the Custodian shall, as soon as practicable thereafter, mail to the Owners a notice which shall contain:

          (a) such information as is contained in such notice of meeting received by the Custodian from the Company;

          (b) a statement that the Owners as of the close of business on a specified record date will be entitled to instruct the Custodian as to the exercise of the voting rights pertaining to the number of Underlying Shares represented by the Owners' respective Exchange Certificates; and

          (c) a statement as to the manner in which such instructions may be given.

Upon the written request of an Owner on such record date, received on or before the date established by the Custodian for such purpose, the Custodian shall endeavor, in so far as practicable, to vote or cause to be voted the number of Underlying Shares represented by the Exchange Certificates in accordance with the instructions set forth in such request. The Custodian shall have no authority to and shall not vote or attempt to exercise the right to vote that attaches to the Underlying Shares, other than in accordance with such instructions.

          SECTION 4.04. Reports.

          The Custodian shall make available for inspection by Owners at its Corporate Trust Office any notices, reports and communications received from the Company that are both (a) received by the Custodian on behalf of the Owners and
(b) made generally available to the owners of Shares by the Company. The Custodian shall also send promptly to the Owners copies of such notices, reports and communications when furnished by the Company to the Custodian pursuant to
Section 5.05 hereof.

          SECTION 4.05. Lists of Owners.

          Promptly upon request by the Company, the Custodian or the Registrar, if any, shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of Exchange Certificates by all persons in whose names Exchange Certificates are registered on the books of the Custodian or the Registrar, if any.

                                   ARTICLE V

                          THE CUSTODIAN AND THE COMPANY


          SECTION 5.01. Maintenance of Office and Transfer Books by the Custodian; Certificate Account.

          Until termination of this Custody Agreement in accordance with its terms, the Custodian shall maintain in the [Borough of Manhattan, The City of New York], facilities for the delivery, registration, registration of transfer and surrender of Exchange Certificates in accordance with the provisions hereof.

          The Custodian or the Registrar, if any, shall keep books at its Corporate Trust Office for the registration of Exchange Certificates and transfers of Exchange Certificates that at all reasonable times shall be open for inspection by the Owners and the Company; provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Custody Agreement, the Market Agent Agreement, the Underlying Shares or the Exchange Certificates.

          The Custodian may close the transfer books, at any time or from time to time, following Consultation with the Company when reasonably deemed expedient by it in connection with the performance of its duties hereunder, or at the request of the Company.

          If the Exchange Certificates are listed on a Principal Market, the Custodian shall act as Registrar or, following Consultation with the Company, appoint a Registrar or one or more co-Registrars for registry of such Exchange Certificates in accordance with any requirements of such Principal Market and with the terms of any appointment.

          Such Registrar or co-Registrars may be removed and a substitute or substitutes appointed by the Custodian upon the request or with the approval of the Company. Each Registrar (other than the Custodian) or co-Registrar of Exchange Certificates appointed under this Section 5.01 shall give notice in writing within 5 business days of such appointment to the Company and the Custodian accepting such appointment and agreeing to be bound by the applicable terms hereof.

          The Company shall have the right to inspect transfer and registration records of the Custodian, the Registrar and any co-transfer agents or co-Registrars of Exchange Certificates, take copies thereof and require the Custodian, the Registrar and any co-transfer agents or co-Registrars of Exchange Certificates to supply copies of such portions of such records as the Company may reasonably request.

          The Custodian shall establish and maintain the Certificate Account that shall be held in the name of the Custodian for the benefit of the Owners and Beneficial Owners. The Custodian on behalf of such Owners and Beneficial Owners shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Account. Not later than the close of business on the Trading Day on which the Custodian receives amounts with respect to the Underlying Shares or the Exchange Certificates in the form of immediately available funds

(so long as such funds are received by the Custodian by 3:00 p.m., New York City time, and on the next Trading Day otherwise), the Custodian shall deposit or cause to be deposited in the Certificate Account all such amounts received by it. The Custodian shall give notice to the Company of the location of the Certificate Account and prior to any change thereof, if such Certificate Account is or will be located at an institution other than [___________________].


          SECTION 5.02. Prevention or Delay in Performance by the Custodian or the Company.

          None of the Custodian, the Company or any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future U.S. or foreign law or governmental regulation, or requirement of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the certificate of incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Custodian or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing that by the terms hereof or Underlying Shares it is provided shall be done or performed; nor shall the Custodian or the Company or any of their respective officers, directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that by the terms hereof it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Custody Agreement. Where, by the terms of a distribution pursuant to Section 4.01 of this Custody Agreement or for any other reason, such distribution may not be made available to Owners, then the Custodian shall not make such distribution.

          SECTION 5.03. Obligations of the Custodian and the Company.

          The Company assumes no obligation nor shall it be subject to any liability under this Custody Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Custody Agreement without negligence or bad faith.

     The Custodian assumes no obligation nor shall it be subject to any liability under this Custody Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Underlying Shares), except that it agrees to perform its obligations specifically set forth in this Custody Agreement without negligence or bad faith.

          Neither the Custodian nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Underlying Shares or in respect of the Exchange Certificates that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required.

          Neither the Custodian nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person delivering the Underlying Shares into the custody of the Custodian, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

          The Custodian shall not be liable for any acts or omissions made by a successor Custodian whether in connection with a previous act or omission of the Custodian or in connection with any matter arising wholly after the removal or resignation of the Custodian, provided that in connection with the issue out of which such potential liability arises the Custodian performed its obligations without negligence or bad faith while it acted as Custodian.

          No disclaimer of liability under the Securities Act is intended by any provision hereof.

          SECTION 5.04. Resignation and Removal of the Custodian.

          The Custodian may at any time resign as Custodian hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided.

          The Custodian may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided. In case at any time the Custodian acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor Custodian that shall be a bank or trust company having an office in the [Borough of Manhattan, The City of New York]. Every successor Custodian shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Custodian, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Underlying Shares to such successor, and shall deliver to such successor a list of the Owners of all outstanding Exchange Certificates. Any such successor Custodian shall promptly mail notice of its appointment to the Owners.

          Any company into or with which the Custodian may be merged or consolidated shall be the successor of the Custodian without the execution or filing of any document or any further act.

          SECTION 5.05. Notices and Reports.

          On or before the first date on which the Company gives notice, by publication or otherwise, of the taking of any action, including (but not limited to) in respect of any cash dividend or other cash distributions, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to owners of Shares.

          The Custodian will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Custodian with the quantity of such notices, reports, and communications, as requested by the Custodian from time to time, in order for the Custodian to effect such mailings.

          SECTION 5.06. Indemnification.

          The Company agrees to indemnify the Custodian, its officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or reasonable expense (including, but not limited to, the reasonable fees and expenses of counsel) that may arise out of acts performed or omitted, in accordance with the provisions hereof and of the Exchange Certificates, as the same may be amended, modified or supplemented from time to time, by either (i) the Custodian, or its officers, directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) the Company or any of its officers, directors, employees, agents and affiliates.

          The Custodian agrees to indemnify the Company, its officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or reasonable expense that may arise out of acts performed or omitted by the Custodian or its respective officers, directors, employees, agents and affiliates due to their negligence or bad faith.

          If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify in writing the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

          The obligations set forth in this Section 5.06 shall survive the termination of this Custody Agreement and the succession or substitution of any indemnified person. No Owner or Beneficial Owner shall have any rights under this Section 5.06.

          SECTION 5.07. Charges of Custodian.

          The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Custodian and those of any Registrar only in accordance with agreements in writing entered into between the Custodian and the Company from time to time. The Custodian shall present its statement for such charges and expenses to the Company once every month or at such other interval as the Company and the Custodian may agree. The charges and expenses of the Custodian are for the sole account of the Custodian.

          The following charges shall be incurred by any party surrendering Exchange Certificates or to whom Exchange Certificates are delivered, whichever applicable: (1) taxes and other governmental charges and (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company and applicable to transfers of Shares to the name of the Custodian or its nominee or the Custodian or its nominee on the making of transfers or exchanges hereunder.

          SECTION 5.08. Retention of Custodian Documents.

          The Custodian is authorized to destroy those documents, records, bills and other data compiled during the term hereof at the times permitted by the laws or regulations governing the Custodian unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor Custodian.

          The Custodian agrees to maintain records of all Exchange Certificates surrendered and Underlying Shares delivered under Section 2.05, of substitute Exchange Certificates delivered under Section 2.07 and of Exchange Certificates cancelled or destroyed under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York. Prior to destroying any such records, the Custodian will notify the Company and will turn such records over to the Company upon its request.

          SECTION 5.09. No Changes to Underlying Shares and Non-Cash Distributions.

          The Company hereby covenants and agrees that the Company will not authorize or cause any of the following to occur at any time on or after the Original Issue Date and before the termination of this Custody Agreement:

          (a) any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Underlying Shares, or any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party that would result in the distribution of any securities in exchange for or in conversion of or otherwise in respect of Underlying Shares; or

          (b) any distribution to the owners of Shares consisting of a dividend in, or distribution of, Shares; or

          (c) any offer to the owners of Shares of any rights to subscribe for additional Shares or any rights of any other nature; or

          (d) any distribution of securities or property to the owners of Shares other than a cash dividend or other cash distribution.

          SECTION 5.10. Warranties on the Underlying of Shares.

          The Company represents and warrants to the Custodian:

          (a) that the Underlying Shares and each certificate therefor are (i) free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer created or incurred by the Company and not described in the Company's Certificate of Incorporation,
     (ii) validly issued, fully paid, non-assessable and free of any preemptive rights of the owners of outstanding Shares;

          (b) that the Company has duly authorized the delivery of the Underlying Shares into the custody of the Custodian; and

          (c) that the transfer of the Underlying Shares into the Custodian's custody is exempt from registration under the Securities Act.



                                   ARTICLE VI

                     MARKET AGENT; SALE OF UNDERLYING SHARES

                    SECTION 6.01. Appointment of Market Agent.

          On the date hereof the Custodian, the Owners and Beneficial Owners, and the Company shall enter into a Market Agent Agreement with [Market Agent Name] as the Market Agent, in substantially the form attached hereto as Exhibit
B. The Market Agent shall serve as such under the terms and provisions hereof and of the Market Agent Agreement. The Market Agent, including any successor appointed pursuant hereto, shall be a member of the National Association of Securities Dealers, Inc., have capitalization of at least $25,000,000, and be authorized by law to perform all the duties imposed upon it by this Custody Agreement and the Market Agent Agreement. The Market Agent may be removed at any time by the Custodian, acting at the written direction of the Company; provided, however, that such removal shall not take effect until the appointment of a successor Market Agent by the Company. The Market Agent may resign upon 30 days' written notice delivered to the Custodian. The Company shall use its best efforts to appoint a successor Market Agent that is a qualified institution, effective as of the effectiveness of any such resignation or removal. If qualified pursuant to the terms of this Section 6.01, the Custodian may also serve as the Market Agent.

          SECTION 6.02. Sale of Underlying Shares.

          If any Exchange Certificates have not been turned in for Underlying Shares by the close of business on the Final Exchange Date, then the Custodian, on behalf of the Owners and Beneficial Owners, shall immediately direct the Market Agent to sell the Underlying Shares represented by such unexchanged Exchange Certificates in accordance with the procedures set forth in Section
6.03 hereof. The Disposition Proceeds shall be deposited by the Custodian into the Certificate Account.

          SECTION 6.03. Sale Procedures.

          With respect to any sale of Underlying Shares pursuant to Section 6.02 hereof, the Market Agent, on behalf of the Owners and Beneficial Owners, shall sell such Underlying Shares on the Principal Market within not more than five Trading Days after the Final Exchange Date, or if the Underlying Shares are not listed or admitted to trading on any securities exchange in the United States, then to the highest bidders among not less than two solicited bidders for such Underlying Shares (one of which bidders may include the Market Agent or any Affiliate thereof; provided, however, that neither the Market Agent nor any of its Affiliates will be under any obligation to bid, and which bidders need not be limited to recognized broker dealers); provided that the Market Agent shall require each purchaser of the Underlying Shares to certify that such purchaser is a "U.S. Person" as such term is defined in the Company's certificate of incorporation. In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for a single Underlying Share, or all of the Underlying Shares being sold or any other basis determined in good faith by the Market Agent.

          SECTION 6.04. Distribution of Disposition Proceeds.

          The Custodian shall distribute the amount of the Disposition Proceeds to the Owners, on a pro-rata basis based on the number of Underlying Shares represented by Exchange Certificates held by them on the Final Exchange Date respectively, on the first Trading Day following the disposition of all Underlying Shares. Checks of the Custodian payable at par at any branch of the Custodian's bankers in [the Borough of Manhattan, the City of New York], shall be issued in respect of the Disposition Proceeds (less any tax required to be withheld by the Custodian); provided that at the option of the Custodian, payments of Distribution Proceeds may be made by wire transfer (provided that the respective Owner shall have duly provided appropriate wire instructions) to a United States dollar account maintained by the relevant Owner with a bank located in the United States of America. Such a wire transfer or the forwarding by prepaid mail or delivering of such a check to each Owner entitled thereto hereunder at his address as it appears on the books of the Custodian shall satisfy the Custodian's obligation to distribute the Disposition Proceeds to the extent of the sum so transferred or represented thereby.

Disposition Proceeds that are represented by a check that has not been presented to the Custodian's bankers for payment or that otherwise remain unclaimed for a period of one year from the Final Exchange Date shall be forfeited to the Company.

                                  ARTICLE VII

                            AMENDMENT AND TERMINATION

          SECTION 7.01. Amendment.

          The Company and the Custodian may amend this Custody Agreement or the Exchange Certificates without the consent of any Owner or Beneficial Owner to cure any ambiguity, omission, defect or inconsistency or to make any change that does not materially adversely affect the rights of any Owner or Beneficial Owner. With the written consent of the Owners of the Exchange Certificates representing at least a majority of the Underlying Shares at such time held in custody by the Custodian, the Company and the Custodian otherwise may amend this Custody Agreement or the Exchange Certificates; provided, however, that an amendment to this Custody Agreement or the Exchange Certificates without the consent of each Owner affected may not make any change that materially adversely affects the rights of the Owners or Beneficial Owners or materially adversely affects the obligation of the Custodian to cause the sale of the Underlying Shares and distribute the proceeds thereof to the Owners in accordance with the terms hereof, except in order to comply with mandatory provisions of applicable law. It shall not be necessary for the consent of the Owners under this Section
7.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section 7.01 becomes effective, the Company shall mail to each Owner a notice briefly describing the amendment.

          SECTION 7.02. Termination.

          This Custody Agreement shall terminate at the close of business on the earlier of:

          (a) the date on which all Underlying Shares have been delivered to the Owners pursuant to Section 2.05 hereof; or

          (b) the date on which the Custodian has distributed all of the Disposition Proceeds to the persons entitled thereto pursuant to Section
     6.04 hereof.

          Upon the termination of this Custody Agreement, the Company shall be discharged from all obligations under this Custody Agreement except for its obligations to the Custodian under Sections 5.06 and 5.07 hereof, and the Custodian shall be discharged from all obligations under this Custody Agreement, except to account for any dividends or other cash distributions received by it on any Underlying Shares and for the Disposition Proceeds and for its obligations to the Company under Sections 5.06 and 5.08 hereof.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01. Counterparts.

          This Custody Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Custody Agreement shall be filed with the Custodian and shall be open to inspection by any Owner or Beneficial Owner on any Trading Day during regular business hours.

          SECTION 8.02. No Third Party Beneficiaries.

          This Custody Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

          SECTION 8.03. Severability.

          In case any one or more of the provisions contained in this Custody Agreement or in the Exchange Certificates should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          SECTION 8.04. Owners and Beneficial Owners as Parties; Binding Effect.

          The Owners and Beneficial Owners from time to time shall be parties to this Custody Agreement and a Market Agent Agreement and shall be bound by all of the terms and conditions hereof and thereof and of the Exchange Certificates by acceptance thereof.

          SECTION 8.05. Notices.

          Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to TrizecHahn (USA) Corporation, 1114 Avenue of the Americas, 31st Floor, New York, New York 10036,
Attn: __________, or such other address of which the Company notifies the Custodian.

          Any and all notices to be given to the Custodian shall be deemed to have been duly given and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to [Custodian Name, address], Attention: ________, or such other address of which the Custodian notifies the Company.

          Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Exchange Certificates of the Custodian, or, if such Owner shall have filed with the Custodian a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Custodian or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

          SECTION 8.06. Governing Law.

          This Custody Agreement and the Exchange Certificates shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

          SECTION 8.07. Entire Agreement.

          This Custody Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.




               [Remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, TRIZECHAHN (USA) CORPORATION, and [CUSTODIAN NAME] have duly executed this Custody Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Exchange Certificates delivered in accordance with the terms hereof and of the Plan of Arrangement.

                                        TRIZECHAHN (USA) CORPORATION

                                        By:______________________
                                        Name:
                                        Title:



                                        [CUSTODIAN NAME], as Custodian


                                        By:______________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A



                                     FORM OF

                              EXCHANGE CERTIFICATE

                             REPRESENTING SHARES OF

                        COMMON STOCK, PAR VALUE $0.01, OF

                          TRIZECHAHN (USA) CORPORATION


No. ______                                          CUSIP No. __________________



          ____________________________________________ or registered assigns IS

THE OWNER OF THIS EXCHANGE CERTIFICATE of TrizecHahn (USA) Corporation, a

Delaware corporation (herein called the "Company"). At the date hereof, this

Exchange Certificate represents _________________ shares of the common stock

(herein called "Shares") transferred into the custody of the Custodian under the

Custody Agreement (as such term is hereinafter defined) at the [New York] office of ____________________ (herein called the "Custodian").


THE CUSTODIAN'S CORPORATE TRUST OFFICE ADDRESS IS

___________________________________________________________________.


          1. THE CUSTODY AGREEMENT.

          This Exchange Certificate is one of an issue (herein called "Exchange Certificates"), all issued and to be issued by the Company upon the terms and conditions set forth in the Custody Agreement, dated as of ______________, 2002 (herein called the "Custody Agreement"), by and among the Company, the Custodian, and all Owners and Beneficial Owners from time to time of Exchange Certificates issued thereunder, each of whom by accepting an Exchange Certificate agrees to become a party thereto and become bound by all the terms and conditions thereof. The Custody Agreement sets forth the rights and obligations of Owners and Beneficial Owners of the Exchange Certificates and the rights and obligations of the Custodian and the Company in respect of the Shares transferred into the custody of the Custodian thereunder and any and all cash from time to time received in respect of such Shares and held thereunder (such Shares are herein called "Underlying Shares"). Copies of the Custody Agreement are on file at the Custodian's Corporate Trust Office in New York City.

          The statements made in this Exchange Certificate are summaries of certain provisions of the Custody Agreement and are qualified by and subject to the detailed provisions of the Custody Agreement, to which reference is hereby made. Capitalized terms defined in the Custody Agreement and not defined herein shall have the meanings set forth in the Custody Agreement.

          2. VALIDITY OF EXCHANGE CERTIFICATES.

          No Exchange Certificate shall entitle the holder to any benefits under the Custody Agreement or be valid or obligatory for any purpose, unless such Exchange Certificate shall have been issued, dated and executed by the Company by the manual signature of a duly authorized signatory of the Company; provided, however, that such signature may be a facsimile if such Exchange Certificate is countersigned by the manual signature of a duly authorized officer of the Custodian, or of the Registrar, if a Registrar for the Exchange Certificates shall have been appointed, and dated by such signatory.

          3. DELIVERY OF UNDERLYING SHARES TO HOLDERS OF EXCHANGE CERTIFICATES.

          An Owner shall be entitled during the Exchange Period to delivery to him of all, but not less than all, of the Underlying Shares represented by such Owner's Exchange Certificate, upon meeting the following conditions: (a) surrender during the Exchange Period at the Corporate Trust Office of the Custodian of such Exchange Certificate against delivery of all, but not less than all, of the Underlying Shares represented by such Exchange Certificate; (b) providing the U.S. Person Certification relating to such Owner to the Custodian at the time of such surrender; and (c) payment of all taxes and governmental charges payable in connection with such surrender and exchange.

          Delivery of Underlying Shares may be made by the delivery of stock certificates in the name of such Owner or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer to such Owner. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

          Any Exchange Certificate surrendered for such purposes may be required by the Custodian to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Custodian so requires, the Owner thereof shall execute and deliver to the Custodian a written order directing the Custodian to deliver all, but not less than all, of the Underlying Shares to such Owner.

          4. TRANSFER OF EXCHANGE CERTIFICATES; COMBINATION AND SPLIT-UP OF EXCHANGE CERTIFICATES

          The Custodian, subject to the terms and conditions of the Custody Agreement, shall register transfers of Exchange Certificates on its transfer books during the Exchange Period, upon receipt of proper documentation therefor requested by the Custodian, including without limitation surrender of an Exchange Certificate, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Company shall execute a new Exchange Certificate or Exchange Certificates and the Custodian or the Registrar, if any, shall deliver the same to the person or persons entitled thereto subject to the receipt of the certifications, if any, as the Custodian or the Company may require to comply with all U.S. or foreign laws or governmental regulations.

          The Company, subject to the terms and conditions of the Custody Agreement, shall upon surrender of an Exchange Certificate or Exchange Certificates during the Exchange Period for the purpose of effecting a split-up or combination of such Exchange Certificate or Exchange Certificates, execute, and the Custodian or the Registrar, if any, shall deliver to the Owner entitled thereto, a new Exchange Certificate or Exchange Certificates for any authorized whole number of Underlying Shares represented by Exchange Certificates requested, evidencing the same aggregate number of Underlying Shares represented by Exchange Certificates as the Exchange Certificate or Exchange Certificates surrendered.

          The Custodian may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Exchange Certificates at designated transfer offices on behalf of the Custodian. Such appointment shall not be effective unless each co-transfer agent appointed under
Section 2.04 of the Custody Agreement accepts such appointment in writing and agrees to be bound by the applicable terms of the Custody Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable U.S. or foreign laws or governmental regulations and other requirements by Owners or persons entitled to Exchange Certificates and will be entitled to protection and indemnity to the same extent as the Custodian.

          5. TITLE TO EXCHANGE CERTIFICATES.

          It is a condition of the Exchange Certificate and every successive Owner and Beneficial Owner by accepting or holding the same consents and agrees, that title to an Exchange Certificate, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Custodian, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Custody Agreement and for all other purposes.

          6. LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES AND MARKET AGENT FEES.

          If any tax or other governmental charge shall become payable with respect to any Exchange Certificate or any Underlying Shares represented by any Exchange Certificate, such tax or other governmental charge shall be payable by the respective Owner or Beneficial Owner to the Custodian. The Custodian may refuse to effect any transfer of such Exchange Certificate or any delivery of Underlying Shares until such payment is made, and may withhold any dividends or other distributions, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the respective Owner or Beneficial Owner shall remain liable for any deficiency.

          Additionally, if any fees shall become payable to the Market Agent with respect to any sale of Underlying Shares represented by any Exchange Certificate pursuant to the Market Agent Agreement, such fees shall be payable by the respective Owner or Beneficial Owner.

          7. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

          Any Owner or Beneficial Owner may be required from time to time (i) to file with the Custodian such proof of citizenship or residence, or such information relating to the registration of Exchange Certificates on the books of the Custodian or the Registrar, if any, (ii) to execute such certificates and
(iii) to make such representations and warranties, in each case as the Custodian or the Company may deem necessary or proper. The Custodian may, and shall if reasonably requested by the Company, withhold the delivery or registration of transfer of any Exchange Certificate or the distribution of the proceeds of the sale thereof or the delivery of any Underlying Shares until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Custodian shall provide the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Custodian pursuant to Section
3.01 of the Custody Agreement.

          8. SALE OF REMAINING UNDERLYING SHARES AT THE END OF THE EXCHANGE PERIOD.

          If any Exchange Certificates have not been turned in for Underlying Shares by the close of business on the Final Exchange Date, then the Custodian, on behalf of the Owners and Beneficial Owners, shall immediately direct the Market Agent to sell the Underlying Shares represented by such unexchanged Exchange Certificates in accordance with the procedures set forth in Section
6.03 of the Custody Agreement. The Disposition Proceeds shall be deposited by the Custodian into the Certificate Account.

          With respect to any sale of Underlying Shares pursuant to Section 6.02 of the Custody Agreement, the Market Agent, on behalf of the Owners and Beneficial Owners, shall sell such Underlying Shares on the Principal Market within not more than five Trading Days after the Final Exchange Date, or if the Underlying Shares are not listed or admitted to trading on any securities exchange in the United States, then to the highest bidders among not less than two solicited bidders for such Underlying Shares (one of which bidders may include the Market Agent or any Affiliate thereof; provided, however, that neither the Market Agent nor any of its Affiliates will be under any obligation to bid, and which bidders need not be limited to recognized broker dealers); provided that the Market Agent shall require each purchaser of the Underlying Shares to certify that such purchaser is a "U.S. Person" as such term is defined in the Company's certificate of incorporation. In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for a single Underlying Share, or all of the Underlying Shares being sold or any other basis determined in good faith by the Market Agent.

          The Custodian shall distribute the amount of the Disposition Proceeds to the Owners, on a pro-rata basis based on the number of Underlying Shares represented by Exchange Certificates held by them on the Final Exchange Date, respectively, on the first Trading Day following the disposition of all Underlying Shares. Checks of the Custodian payable at par at any branch of the Custodian's bankers in [the Borough of Manhattan, the City of New York], shall be issued in respect of the Disposition Proceeds (less any tax required to be withheld by the Custodian); provided that at the option of the Custodian, payments of Distribution Proceeds may be made by wire transfer (provided that the respective Owner shall have duly provided appropriate wire instructions) to a United States dollar account maintained by the relevant Owner with a bank located in the United States of America. Such a wire transfer or the forwarding by prepaid mail or delivering of such a check to each Owner entitled thereto hereunder at his address as it appears on the books of the Custodian shall satisfy the Custodian's obligation to distribute the Disposition Proceeds to the extent of the sum so transferred or represented thereby. Disposition Proceeds that are represented by a check that has not been presented to the Custodian's bankers for payment or that otherwise remain unclaimed for a period of one year from the Final Exchange Date shall be forfeited to the Company.

          9. CASH DIVIDENDS AND DISTRIBUTIONS.

          Whenever the Custodian shall receive any cash dividend or other cash distribution on any Underlying Shares, the Custodian shall as promptly as practicable distribute the amount thus received to the Owners entitled thereto, on a pro-rata basis based on the number of Underlying Shares represented by Exchange Certificates held by them respectively; provided, however, that in the event that the Company or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes payable by any Owner, the amount distributed to such Owner shall be reduced accordingly. The Company or its agent will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency. The Custodian will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Custodian or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners.

          10. FIXING OF RECORD DATE.

          Whenever any cash dividend or other cash distribution shall become payable, including but not limited to a distribution of Disposition Proceeds, or whenever the Custodian shall find it necessary or convenient, the Custodian shall fix a record date for the determination of the Owners who shall be entitled to receive such dividend or other cash distribution, including Disposition Proceeds. The record date with respect to any dividend shall be the same date set by the Company. Other record dates shall be fixed only after Consultation with the Company. Subject to the provisions of Section 4.01 of the Custody Agreement and to the other terms and conditions thereof, the Owners on such record date shall be entitled to receive the amount distributable by the Custodian with respect to such dividend or other cash distribution on a pro-rata basis (subject to the withholding of applicable taxes) based on the number of Underlying Shares represented by Exchange Certificates held by them respectively.

          11. VOTING RIGHTS OF UNDERLYING SHARES.

          Upon receipt of notice of any meeting of holders of Shares, the Custodian shall, as soon as practicable thereafter, mail to the Owners a notice which shall contain: (a) such information as is contained in such notice of meeting received by the Custodian from the Company; (b) a statement that the Owners as of the close of business on a specified record date will be entitled to instruct the Custodian as to the exercise of the voting rights pertaining to the number of Underlying Shares represented by the Owners' respective Exchange Certificates; and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner on such record date, received on or before the date established by the Custodian for such purpose, the Custodian shall endeavor, in so far as practicable, to vote or cause to be voted the number of Underlying Shares represented by the Exchange Certificates in accordance with the instructions set forth in such request. The Custodian shall have no authority to and shall not vote or attempt to exercise the right to vote that attaches to the Underlying Shares, other than in accordance with such instructions.

          12. REPORTS; INSPECTION OF TRANSFER BOOKS.

          The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Custodian shall make available for inspection by Owners at its Corporate Trust Office any notices, reports and communications received from the Company that are both (a) received by the Custodian on behalf of the Owners and
(b) made generally available to the owners of Shares by the Company. The Custodian shall also send promptly to the Owners copies of such notices, reports and communications when furnished by the Company to the Custodian pursuant to
Section 5.05 of the Custody Agreement.

          The Custodian or the Registrar, if any, shall keep books at its Corporate Trust Office for the registration of Exchange Certificates and transfers of Exchange Certificates that at all reasonable times shall be open for inspection by the Owners and the Company; provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Custody Agreement, the Market Agent Agreement, the Underlying Shares or the Exchange Certificates.

          13. DISCLOSURE OF BENEFICIAL OWNERSHIP OF EXCHANGE CERTIFICATES.

          The Company and the Custodian may from time to time request Owners or former Owners to provide information as to the capacity in which they hold or held Exchange Certificates and regarding the identity of any other persons then or previously interested in such Exchange Certificates and various other matters. Each such Owner agrees to provide any such information reasonably requested by the Company or the Custodian pursuant to
Section 3.03 of the Custody Agreement and such agreement shall survive any disposition of such Owner's interest in Underlying Shares or Exchange Certificates.

          14. LIABILITY OF THE COMPANY AND CUSTODIAN.

          None of the Custodian, the Company or any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future U.S. or foreign law or governmental regulation, or requirement of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the certificate of incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Custodian or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing that by the terms of the Custody Agreement or Underlying Shares it is provided shall be done or performed; nor shall the Custodian or the Company or any of their respective officers, directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that by the terms of the Custody Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Custody Agreement. Where, by the terms of a distribution pursuant to
Section 4.01 of the Custody Agreement or for any other reason, such distribution may not be made available to Owners, then the Custodian shall not make such distribution.

          The Company assumes no obligation nor shall it be subject to any liability under the Custody Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in the Custody Agreement without negligence or bad faith.

          The Custodian assumes no obligation nor shall it be subject to any liability under the Custody Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Underlying Shares), except that it agrees to perform its obligations specifically set forth in the Custody Agreement without negligence or bad faith.

          Neither the Custodian nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Underlying Shares or in respect of the Exchange Certificates that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required.

          Neither the Custodian nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person delivering the Underlying Shares into the custody of the Custodian, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

          The Custodian shall not be liable for any acts or omissions made by a successor Custodian whether in connection with a previous act or omission of the Custodian or in connection with any matter arising wholly after the removal or resignation of the Custodian, provided that in connection with the issue out of which such potential liability arises the Custodian performed its obligations without negligence or bad faith while it acted as Custodian.

          No disclaimer of liability under the Securities Act is intended by any provision of the Custody Agreement.

          15. RESIGNATION AND REMOVAL OF THE CUSTODIAN.

          The Custodian may at any time resign as Custodian under the Custody Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided.

          The Custodian may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided.

          In case at any time the Custodian acting under the Custody Agreement shall resign or be removed, the Company shall use its best efforts to appoint a successor Custodian that shall be a bank or trust company having an office in the [Borough of Manhattan, The City of New York]. Every successor Custodian shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Custody Agreement, and thereupon such successor Custodian, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Custody Agreement, shall duly assign, transfer and deliver all right, title and interest in the Underlying Shares to such successor, and shall deliver to such successor a list of the Owners of all outstanding Exchange Certificates. Any such successor Custodian shall promptly mail notice of its appointment to the Owners.

          Any company into or with which the Custodian may be merged or consolidated shall be the successor of the Custodian without the execution or filing of any document or any further act.

          16. AMENDMENT.

          The Company and the Custodian may amend the Custody Agreement or the Exchange Certificates without the consent of any Owner or Beneficial Owner to cure any ambiguity, omission, defect or inconsistency or to make any change that does not materially adversely affect the rights of any Owner or Beneficial Owner. With the written consent of the Owners of the Exchange Certificates representing at least a majority of the Underlying Shares at such time held in custody by the Custodian, the Company and the Custodian otherwise may amend the Custody Agreement or the Exchange Certificates; provided, however, that an amendment to the Custody Agreement or the Exchange Certificates without the consent of each

Owner affected may not make any change that materially adversely affects the rights of the Owners or Beneficial Owners or materially adversely affects the obligation of the Custodian to cause the sale of the Underlying Shares and distribute the proceeds thereof to the Owners in accordance with the terms of the Custody Agreement, except in order to comply with mandatory provisions of applicable law. It shall not be necessary for the consent of the Owners under
Section 7.01 of the Custody Agreement to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under Section 7.01 of the Custody Agreement becomes effective, the Company shall mail to each Owner a notice briefly describing the amendment.

          17. TERMINATION OF CUSTODY AGREEMENT.

          The Custody Agreement will terminate at the close of business on the earlier of: (a) the date on which all Underlying Shares have been delivered to the Owners pursuant to Section 2.05 thereof; or (b) the date on which the Custodian has distributed all of the Disposition Proceeds to the persons entitled thereto pursuant to Section 6.04 thereof.

          Upon the termination of the Custody Agreement, the Company shall be discharged from all obligations under the Custody Agreement except for its obligations to the Custodian under Sections 5.06 and 5.07 of the Custody Agreement, and the Custodian shall be discharged from all obligations under the Custody Agreement, except to account for any dividends or other cash distributions received by it on any Underlying Shares and for the Disposition Proceeds and for its obligations to the Company under Sections 5.06 and 5.08 of the Custody Agreement.




               [Remainder of the page intentionally left blank.]

          IN WITNESS WHEREOF, the Company has caused this Exchange Certificate to be duly executed.



Date: ____________________________

                                       TRIZECHAHN (USA) CORPORATION



                                       By: ______________________________
                                       Name:
                                       Title:



                                       Countersigned by:


                                       [CUSTODIAN NAME] or
                                       [REGISTRAR NAME]



                                       By: ______________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT B


                                     FORM OF

                             MARKET AGENT AGREEMENT


          MARKET AGENT AGREEMENT, dated as of _____________, 2002 (the "Agreement"), by and between __________________ ( "[Market Agent Name]"), TrizecHahn (USA) Corporation, a Delaware Corporation (the "Company"), ___________ (the "Custodian") and all Owners and Beneficial Owners from time to time of Exchange Certificates. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the custody agreement between the Issuer, the Custodian and all Owners and Beneficial Owners from time to time of Exchange Certificates, dated as of _______, 2002 (the "Custody Agreement"). This Agreement shall constitute the "Market Agent Agreement" as defined in the Custody Agreement.


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Custodian, on behalf of the Owners and Beneficial Owners, desires to retain [Market Agent Name] to render certain services to the Custodian in the manner and on the terms hereinafter set forth;

          WHEREAS, [Market Agent Name] is a recognized broker dealer meeting the qualifications for a Market Agent set forth in the Custody Agreement and desires to provide such services to the Custodian on behalf of the Owners and Beneficial Owners, on the terms and conditions hereinafter set forth; and

          WHEREAS, the Company and the Custodian, on behalf of the Owners and Beneficial Owners, have agreed to enter into and execute this Market Agent Agreement with [Market Agent Name] pursuant to Section 6.01 of the Custody Agreement;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, [Market Agent Name], the Custodian and the Company hereby agree as follows:

          SECTION 1. Duties of the Market Agent.

          The Custodian hereby employs [Market Agent Name] to act as the Market Agent for the Custodian, on behalf of the Owners and Beneficial Owners, and to furnish to the Custodian all of the services of the Market Agent set forth herein and in the Custody Agreement, including but not limited to acting on behalf of the Custodian in connection with the sale of Underlying Shares on behalf of Owners and Beneficial Owners as provided in the Custody Agreement. The Market Agent may solicit and accept bids for the Underlying Shares. [Market Agent Name] hereby accepts such employment and agrees during the term of the Custody

Agreement to render such services and to assume the obligations of the Market Agent under the Custody Agreement under the terms and conditions herein set forth.

          SECTION 2. Compensation of Market Agent.

          The Beneficial Owners or Owners, as applicable, shall pay [Market Agent Name] fees as set forth on Schedule A hereto. [Market Agent Name] may deduct any fees owed to [Market Agent Name] under this Section 2 from the proceeds of the sale of the Underlying Shares.

          SECTION 3. Limitation of Liability of the Market Agent.

          The Market Agent shall not be liable in contract, tort or otherwise to the Custodian, the Owners, the Beneficial Owners, or the Company for any losses, costs or damages arising out of its performance of its obligations and duties under the Custody Agreement except for willful misconduct or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under the Custody Agreement.

          SECTION 4. Term of this Agreement.

          This Agreement, which shall be a binding agreement as of the date hereof and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, shall terminate upon the earlier to occur of (a) the termination of the Custody Agreement, (b) the removal of the Market Agent by the Custodian in accordance with the Custody Agreement or (c) 30 days after written notice of [Market Agent Name]'s resignation as Market Agent is delivered to the Custodian.

          SECTION 5. Amendments.

          No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom by any party hereto shall in any event be effective unless the same shall be in writing and signed by the party against which enforcement of such amendment or waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 6. Notice Addresses.

          Except as otherwise expressly provided herein, all notices and other communications provided for under the Custody Agreement shall be deemed to have been duly given if sent by facsimile transmission (a) if to the Market Agent, as set forth below and (b) if to the Company or the Custodian, as set forth in the Custody Agreement;

     If to [Market Agent Name]:  [Market Agent Name]
                                 [Address]
                                 Attention:
                                 Facsimile:  (     )

                                 Telephone confirmation no.:  (  )

          SECTION 7. Assignment.

          Except as provided in this Section 7, this Agreement may not be assigned by the Market Agent without the prior consent of the Custodian in accordance with the Custody Agreement.

          The Market Agent shall have the right to transfer and assign all of its rights, duties, obligations and liabilities under this Agreement to an Affiliate of the Market Agent; provided, however, that such transfer and assignment shall be on the condition that the due and punctual performance and observance of all the terms and conditions of this Agreement to be performed by the Market Agent shall, by an agreement supplemental hereto, be assumed by such Affiliate just as fully and effectually as if such Affiliate had been the original party of the first part to this Agreement.

          SECTION 8. Applicable Law.

          This Agreement shall be governed by the laws of the State of New York.

          SECTION 9. Entire Agreement.

          This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     SECTION 10. Counterparts.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 11. Severability of Provisions.

          If one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.



        [The remainder of this page has intentionally been left blank.]

IN WITNESS WHEREOF, [MARKET AGENT NAME], TRIZECHAHN (USA) CORPORATION, and [CUSTODIAN NAME] have duly executed and delivered this Market Agent Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon becoming parties to the Custody Agreement.


                                       [MARKET AGENT NAME]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       TRIZECHAHN (USA) CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       [CUSTODIAN NAME]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       Exhibit C

                                     FORM OF

                            U.S. PERSON CERTIFICATION

[Date]

[Exchange Certificate Holder's Name]
[Address]


[Custodian Name]
[Address]

          TrizecHahn (USA) Corporation (the "Company") Exchange Certificates

Ladies and Gentlemen:

          Reference is made to the Custody Agreement dated ____ 2002 among the Company, [Custodian Name] as Custodian, and the Owners and Beneficial Owners of Exchange Certificates. All terms used and not defined herein shall have the respective meanings ascribed to them in the Custody Agreement.

          In connection with the surrender of Exchange Certificate Number ______, representing ________ shares of the Company's common stock, par value $0.01 (the "Underlying Shares") for exchange and delivery of such Underlying Shares, [Exchange Certificate Holder's Name] (the "Owner") hereby represents and warrants that the Owner is a U.S. Person within the meaning of such term as set forth in the Company's certificate of incorporation.

          The Owner acknowledges that the foregoing representation and warranty is made by the Owner pursuant to the Custody Agreement with the intent that it may be relied upon by the Company and the Custodian in determining whether to permit the Owner to exchange its Exchange Certificate for the Underlying Shares represented thereby. The Owner further agrees that the foregoing representation and warranty shall survive such exchange and shall continue in full force and effect notwithstanding any subsequent disposition by the Owner of any or all of the Underlying Shares received upon such exchange.

          IN WITNESS WHEREOF, the undersigned has executed this letter, effective as of the day and the year first set forth above.

                                             [Exchange Certificate Holder Name]

                                             By:__________________________
                                             Name:
                                             Title: